Exhibit 99.1

Enliven Therapeutics Announces New CEO to Drive Next Phase of Development

Rick Fair, a seasoned executive with deep experience developing and commercializing hematology products, joins Enliven as Chief Executive Officer

Co-Founder Sam Kintz will assume a new position as Head of Pipeline

BOULDER, Colo., Dec. 11, 2025 / PRNewswire / — Enliven Therapeutics, Inc. (Enliven or the Company) (Nasdaq: ELVN), a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics, today announced the appointment of Rick Fair as Chief Executive Officer and member of the Board of Directors of Enliven, effective December 11, 2025. Sam Kintz, Co-Founder and former Chief Executive Officer of Enliven, will assume a new role as Head of Pipeline, also effective December 11, 2025. The transition plan reflects Enliven’s commitment to the next phase of the Company, including a pivotal Phase 3 trial for ELVN-001 in patients with chronic myeloid leukemia (CML) and its commercialization. Additionally, this transition enables a dedicated focus to develop and potentially advance Enliven’s existing early pipeline assets to the clinic.

“I am pleased to announce the appointment of Rick Fair as Enliven’s new CEO. Rick has substantial experience bringing late-stage oncology and hematology assets to commercialization. He joins us at a critical time as we plan to initiate a pivotal Phase 3 clinical trial of ELVN-001 in 2026. His expertise adds to Enliven’s ability to design and execute a successful Phase 3 trial and commercialize ELVN-001 to deliver long-term value to our stockholders,” said Richard Heyman, Ph.D., Chairman of the Board of Directors.

Mr. Fair has more than 25 years of experience in product development and commercialization, including 20 years with large pharmaceutical companies. He most recently served as President and Chief Executive Officer of Bellicum Pharmaceuticals, a clinical-stage biopharmaceutical company researching novel, controllable cellular immunotherapies for cancers. Prior to leading Bellicum, Mr. Fair served over 10 years with Roche/Genentech in commercial leadership positions of increasing responsibility. Over his last four years at Roche/Genentech, he led the Global Product Strategy Oncology/Hematology group responsible for developing and implementing lifecycle plans for its late-stage and in-market portfolio. During this time, he oversaw the launch of five new therapies and numerous new indications across solid and hematologic tumors, and the commercialization plans for a $23 billion business. Prior to Roche/Genentech, Mr. Fair spent nearly 10 years with Johnson & Johnson where he served in leadership positions in market access and marketing. He holds a B.S. from the University of Michigan and an M.B.A. from Columbia Business School.

“I am very excited to join Enliven as CEO at this important phase and look forward to working with this team to bring ELVN-001 through its Phase 3 trial and to market,” said Mr. Fair. “The data generated to date demonstrate that ELVN-001 has the potential to be the best-in-class ATP-competitive inhibitor for the treatment of CML and provide patients with CML a treatment with better efficacy, tolerability and convenience than currently approved therapies.”

Dr. Heyman added, “We are extremely grateful to Sam for his significant contributions to Enliven and look forward to his continued work leading our early-stage research programs. As a co-founder and CEO of Enliven, Sam has been instrumental in the early development of ELVN-001 and advancing the program into clinical trials. The Board is excited that Sam will remain engaged with Enliven to lead our existing early pipeline initiatives. Thanks to Sam and the team, we remain well positioned clinically and financially to execute on our next phase of growth.”

“We welcome Rick and his deep product development and commercialization experience during this incredibly exciting time,” said Mr. Kintz. “I am proud of the team’s achievements to date and remain committed to the long-term success of Enliven and ELVN-001. I am also excited to return to my roots to lead our early pipeline efforts. I started my career as a medicinal chemist, and I am most passionate about the discovery through proof-of-concept stage of drug development. We have ongoing efforts that I believe could further transform Enliven and provide long-term value to our stockholders. I truly believe these leadership changes are best for Enliven’s future. It has been a pleasure serving as Enliven’s CEO, and I am confident that Rick is the right person to lead us through our next chapter.”

About Enliven Therapeutics

Enliven is a clinical-stage biopharmaceutical company focused on the discovery and development of small molecule therapeutics to help people not only live longer, but live better. Enliven aims to address existing and emerging unmet needs with a precision oncology approach that improves survival and enhances overall well-being. Enliven’s discovery process combines deep insights in clinically validated biological targets and differentiated chemistry to design potentially first-in-class or best-in-class therapies. Enliven is based in Boulder, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Enliven and other matters that involve substantial risks and uncertainties. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations and financial condition, or otherwise, based on current beliefs of the management of Enliven, as well as assumptions made by, and information currently available to, management of Enliven. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the potential of, and plans regarding, market opportunities, and expectations regarding Enliven’s ELVN-001 program, including Enliven’s ability to design and execute a successful Phase 3 trial and commercialize ELVN-001; expected milestones for ELVN-001, including the expected timing for the potential initiation of a Phase 3 pivotal trial for ELVN-001; plans regarding and expectations regarding Enliven’s pipeline efforts, including the ability of Enliven to advance existing early pipeline assets to the clinic; Enliven’s financial position; Enliven’s ability to grow; the planned roles of individuals going forward; statements by Enliven’s Chairman; and statements by Enliven’s outgoing and incoming Chief Executive Officers. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various risks and uncertainties, including, without limitation: the limited operating history of Enliven; the ability to advance product candidates through clinical development; the ability to obtain regulatory approval for, and ultimately commercialize or license, product candidates; the outcome of preclinical testing and early clinical trials for product candidates and the potential that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials; Enliven’s limited resources; the risk of failing to demonstrate safety and efficacy of product candidates; Enliven’s limited experience as a company in designing and conducting clinical trials; the potential for interim, topline, and preliminary data from Enliven’s preclinical studies and clinical trials to materially change from the final data; potential delays or difficulties in the enrollment or maintenance of patients in clinical trials; developments relating to Enliven’s competitors and its industry, including competing product candidates and therapies; the decision to develop or seek strategic collaborations to develop Enliven’s current or future product candidates in combination with other therapies and the cost of combination therapies; the ability to attract, hire, and retain highly skilled executive officers and employees; changes in any individual’s plans in the future; the ability of Enliven to protect its intellectual property and proprietary technologies; the scope of any patent protection Enliven obtains or the loss of any of Enliven’s patent protection; reliance on third parties, including medical institutions, contract manufacturing organizations, contract research organizations and strategic partners; geo-political developments, general market or macroeconomic conditions; Enliven’s ability to obtain additional capital to fund Enliven’s general corporate activities and to fund Enliven’s research and development; and other risks and uncertainties, including those more fully described in Enliven’s filings with the Securities and Exchange Commission (SEC), which may be found in the section titled “Risk Factors” in Enliven’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the SEC and in Enliven’s future reports to be filed with the SEC. Except as required by applicable law, Enliven undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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